Exhibit 99.1

PINNACLE ENTERTAINMENT ANNOUNCES RECORD DATE AND SPECIAL MEETING OF STOCKHOLDERS RELATED TO ITS PROPOSED ACQUISITION BY PENN NATIONAL GAMING

LAS VEGAS, February 28, 2018 - Pinnacle Entertainment, Inc. (NASDAQ: PNK) (“Pinnacle” or the “Company”) today announced that it will hold a special meeting of stockholders on March 29, 2018 to vote on matters related to the proposed acquisition of the Company by Penn National Gaming, Inc. (NASDAQ: PENN) (“Penn”). In addition, the Company announced that the registration statement filed on Form S-4 with the Securities and Exchange Commission ("SEC"), which contains a joint proxy statement of Penn and Pinnacle, was declared effective by the SEC, and the Company will commence mailing definitive proxy materials to stockholders. Penn has also set its special meeting of shareholders on March 29, 2018 to vote on the matters related to the proposed transaction. Penn and Pinnacle have each set February 27, 2018 as the record date for their respective special meetings.

As previously announced, the Company entered into an Agreement and Plan of Merger dated December 17, 2017, by and among Penn, Franchise Merger Sub, Inc., a wholly owned subsidiary of Penn, and Pinnacle (the “Merger Agreement”). Under the terms of Merger Agreement, Penn will acquire all of the outstanding common shares of the Company for consideration of $20.00 in cash and 0.42 shares of Penn common stock for each Pinnacle share. The proposed merger is subject to customary closing conditions, required regulatory approvals and approval by Penn’s and Pinnacle’s stockholders.

Pinnacle’s special meeting of stockholders will take place at 8:00 a.m. Pacific Time at the Company’s offices located at 3980 Howard Hughes Parkway, Las Vegas, Nevada 89169. The Company has set February 27, 2018 as the record date for the special meeting of stockholders. Stockholders of record as of that date are entitled to receive the joint proxy statement/prospectus regarding the transaction, and to vote at the special meeting. At the special meeting, Pinnacle stockholders will vote on the adoption of the Merger Agreement and approve, on a non-binding, advisory basis, the compensation payable to Pinnacle’s named executive officers in connection with the transaction.

Pinnacle’s Board of Directors unanimously recommends that the Company's stockholders vote "FOR" the adoption of the Merger Agreement and related transactions and approval of the other voting matters included in the joint proxy statement/prospectus.  If approved by Pinnacle’s stockholders, the transaction will become effective upon the satisfaction of all other closing conditions set forth in the Merger Agreement, which the Company expects to occur in the second half of 2018.

About Pinnacle
Pinnacle Entertainment, Inc. owns and operates 16 gaming entertainment businesses, located in Colorado, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada, Ohio and Pennsylvania. In addition, Pinnacle holds a majority interest in the racing license owner, as well as a management contract, for Retama Park Racetrack outside of San Antonio, Texas.

About Penn National
Penn National Gaming owns, operates or has ownership interests in gaming and racing facilities and video gaming terminal operations with a focus on slot machine entertainment. At December 31, 2017, the Company operated twenty-nine facilities in seventeen jurisdictions, including California, Florida, Illinois, Indiana, Kansas, Maine, Massachusetts, Mississippi, Missouri, Nevada, New Jersey, New Mexico, Ohio, Pennsylvania, Texas, West Virginia, and Ontario, Canada. At December 31, 2017, in aggregate, Penn National Gaming operated approximately 36,700 gaming machines, 820 table games and 4,800 hotel rooms.

Important Additional Information
In connection with the proposed transaction, on February 8, 2018, Penn filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that contains a joint proxy statement of Penn and Pinnacle and also constitutes a prospectus of Penn (the “joint proxy statement/prospectus”). The registration statement was declared effective by the SEC on February 28, 2018 and Penn and Pinnacle commenced mailing the definitive joint proxy statement/prospectus to their respective shareholders and stockholders on February 28, 2018. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF PENN AND STOCKHOLDERS OF PINNACLE ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about Penn and Pinnacle, without charge, at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Penn can be obtained, without charge, by directing a request to Justin Sebastiano, Penn National Gaming, Inc., 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, Tel. No. (610) 401-2029. Copies of the documents filed with the SEC by Pinnacle can be obtained, without charge, by directing a request to Vincent Zahn, Pinnacle Entertainment, Inc., 3980 Howard Hughes Parkway, Las Vegas, Nevada 89169, Tel. No. (702) 541-7777.

Participants in the Solicitation
Penn, Pinnacle, and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Penn’s directors and executive officers is available in Penn’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 24, 2017, and its proxy statement for its 2017 Annual Meeting of Shareholders, which was filed with the SEC on April 25, 2017. Information regarding Pinnacle’s directors and executive officers is available in Pinnacle’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 28, 2017, and its proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on March 14, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive joint proxy statement/prospectus of Penn and Pinnacle and other relevant materials filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements
This communication may contain certain forward-looking statements, including certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, Penn’s and Pinnacle’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: risks related to the acquisition of Pinnacle by Penn and the integration of the businesses and assets to be acquired; the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the risk that the financing required to fund the transaction is not obtained on the terms anticipated or at all; the possibility that the Boyd Gaming Corporation and/or Gaming and Leisure Properties, Inc. transactions do not close in a timely fashion or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; potential litigation challenging the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or issues arising from, the integration of the two companies; the possibility that the anticipated divestitures are not completed in the anticipated timeframe or at all; the possibility that additional divestitures may be required; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; litigation relating to the transaction; risks associated with increased leverage from the transaction; and other factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Penn’s and Pinnacle’s respective most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond the control of Penn and Pinnacle. Pinnacle does not undertake any obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required to do so by law.

Contacts:

Vincent J. Zahn, CFA
Vice President & Treasurer
investors@pnkmail.com
(702) 541-7777

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